Exhibit 10.5

ZIMVIE INC.

EXECUTIVE ANNUAL INCENTIVE PLAN

(Effective as of January 1, 2022)

1. Purpose: The purpose of the ZimVie Inc. Executive Annual Incentive Plan (the “Plan”) is to promote the interests of the Company and its stockholders by providing additional compensation as incentive to certain key executives who contribute materially to the success of the Company and its Subsidiaries and Affiliates.

2. Definitions: The following terms when used in the Plan shall, for the purposes of the Plan, have the following meanings:

“Affiliate” means any entity in which the Company has a direct or indirect ownership interest of at least 20%.

“Adjusted” refers to operating performance measures that have been adjusted to exclude the effects of certain items or events that occur or otherwise impact reported results during a performance period, as approved by the Committee and disclosed from time to time in the Company’s quarterly or annual earnings releases.

“Award” means the compensation payable to a Participant as described in Section 5.

“Board” means the Board of Directors of ZimVie Inc.

“Code” means the Internal Revenue Code of 1986, as amended, and its interpretive rules and regulations.

“Company” means ZimVie Inc., its Subsidiaries and Affiliates.

“Committee” the committee designated by the Board to administer the Plan as provided in Section 3. It is intended that the Committee will be the Compensation and Management Development Committee of the Board of Directors of ZBH until the date that ZimVie Inc. ceases to be a subsidiary of ZBH. Thereafter, it is intended that the Committee will be the Compensation Committee of the Board.

“Disability” means total disability as defined by the Company’s group long-term disability insurance policy applicable to Participants.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and its interpretive rules and regulations.

“Executive Officer” means a Participant who has been designated by the Board as an executive officer pursuant to Rule 3b-7 under the Exchange Act.

“Final Payment Date” means, with respect to Awards for a Fiscal Year, the date that the final Awards are paid to Participants after the end of the Fiscal Year.

“Fiscal Year” means a fiscal year of the Company.

“Participant” means a key executive of the Company chosen to participate in the Plan in any applicable Fiscal Year.

“Plan” means this document as it may be amended from time to time.

“Regulations” means rules and regulations adopted by the Committee pursuant to Section 3.

“Retirement” means a Participant’s voluntary termination of employment with the Company on or after the earlier of (i) the Participant’s 65th birthday, or (ii) the date as of which the Participant has both attained 55 years of age and completed 10 years of service with the Company. For Plan purposes, Participants’ prior employment with ZBH and its affiliates will constitute service with the Company.

“Section 409A Standards” means the applicable requirements and standards for non-qualified deferred compensation plans established by Code Section 409A.

“Separation from Service” means a Participant’s death, Retirement, or termination of employment with the Company. Whether a Separation from Service has occurred will be determined in accordance with the Section 409A Standards, including §1.409A-1(h).

“Specified Employee” has the meaning given in Code Section 409A(a)(2)(B)(i). The determination of which individuals are Specified Employees will be made in accordance with such rules and practices, consistent with the Section 409A Standards, as are established from time to time by the Board or its designee.

“Subsidiary” means any corporation that at the time qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” in Code Section 424.

“Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or the Participant’s dependent (as defined in Code Section 152, without regard to Sections 152(b)(1), (b)(2), and (d)(1)(B)); loss of the Participant’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control.

“ZBH” means Zimmer Biomet Holdings, Inc.

3. Administration: The Plan shall be administered under the supervision of the Board, which may exercise its powers, to the extent herein provided, through the agency of the Committee.

The Committee, from time to time, may adopt Regulations for carrying out the provisions and purposes of the Plan and make such determinations, not inconsistent with the terms of the Plan, as the Committee deems appropriate. The Committee may alter, amend or revoke any Regulation adopted.

The authority of the Committee shall include the right to exercise discretion at any time prior to the payment of an Award to increase an Award subject to the maximum provided in Section 7 or reduce the Award to any amount, including zero, that is below the computed amount of the Award. The reduction of the Award to one or more Participants shall not have the effect of increasing the Award payable to any other Participant.

The Committee may delegate its responsibilities for administering the Plan with respect to Participants who are not Executive Officers to a committee of two or more Executive Officers. Any Awards under the Plan to members of this committee shall be referred to the Committee or Board for approval.

4. Participation:

(a) Committee Determinations. For each Fiscal Year, the Committee shall determine the names of those key executives who will be Participants for the Fiscal Year.

(b) Addition of Participants. The Committee may determine that a key executive should be designated a Participant after the commencement of a Fiscal Year due to commencement of employment or promotion. In such event, the Committee may make an Award to such a Participant for a portion of the remainder of the Fiscal Year commencing on the date as of which such Participant was employed or promoted.

(c) Termination of Participants. A key executive shall cease to be a Participant upon Separation of Service for any reason.

5. Determination of Performance Measures and Targets: For each Fiscal Year, the Committee shall determine:

(a) The performance measures that will be used to determine the Awards to Participants, which may include one or more of the following, either reported or Adjusted, and either individually, alternatively or in any combination: net sales; revenue; gross profit; operating profit; net earnings; earnings per share; profit margin (gross, operating or net); cash flow, net cash flow or free cash flow; acquisition integration synergies (measurable savings and efficiencies resulting from integration); acquisition integration milestone achievements; stock price performance; total stockholder return; expense reduction; debt or net debt reduction; financial return ratios (including return on equity, return on assets or net assets, return on capital or invested capital and return on operating profit); earnings before interest, taxes, depreciation and amortization; earnings before interest and taxes; quality measures; regulatory compliance measures; or any other performance measure determined by the Committee. Any of the foregoing performance measures may be subsequently adjusted by the Committee to exclude the effects of unanticipated material transactions or events such as acquisitions, divestitures, accounting changes, restructurings and special charges or gains (determined according to objective criteria established by the Committee).

(b) The specific targets for each of the selected performance measures that will determine the amount of the Award, which may be set at a specific level or growth rate. Any targets or performance measures may be applied to the Company or any Subsidiary, or subdivision thereof, or may be expressed as relative to comparable measures at peer companies or a defined index.

6. Payment of Performance Incentive Awards:

(a) Time of Determination of Award. Subject to such forfeitures of Awards and other conditions as are provided in the Plan, the Awards made to Participants shall be paid to them or their beneficiaries as follows:

(i) As soon as practicable after the end of a Fiscal Year, the Committee shall determine the extent to which Awards have been earned on the basis of the actual performance in relation to the specific targets for the performance measures established for that Fiscal Year and shall certify in writing those determinations. Any Award for a Fiscal Year shall be paid in a lump sum not later than 2 1⁄2 months after the end of the Fiscal Year.

(ii) Except as provided in the following sentence or by a Regulation, a Participant must be employed by the Company on the Final Payment Date with respect to an Award to be entitled to payment of such Award. If a Participant experiences a Separation from Service prior to the end of a Fiscal Year because of the Participant’s death, Disability or Retirement, the Participant or his designated beneficiary, where applicable, shall be eligible, at the Committee’s discretion, to receive a prorated portion of any Award granted to the Participant for that Fiscal Year based upon eligible earnings paid to the Participant in such year.

(iii) While no Participant has an enforceable right to receive an Award until the end of the Fiscal Year as outlined in subparagraph (i) above, the Committee, in its discretion, may make a provisional payment of part of the Award, in accordance with the Regulations, based on tentative estimates of the amount of the Award, subject to any terms and conditions the Committee may establish. A Participant shall be required to repay any portion or all of such provisional payments in order that the total payments may not exceed the Award as finally determined, or if the Participant shall forfeit his or her Award for any reason during the Fiscal Year. The Committee may exclude a Participant from receiving any provisional payment pursuant to this subparagraph (iii).

(b) Withholding. There shall be deducted from all payments of Awards any taxes required to be withheld by any government entity and paid over to any such government in respect of any such payment. Unless otherwise elected by the Participant, such deductions shall be at the established withholding tax rate. Participants may elect to have the deduction of taxes cover the amount of any applicable tax (the amount of withholding tax plus the incremental amount determined on the basis of the highest marginal tax rate applicable to the Participant).

(c) Form of Payment. The Award shall be paid entirely in cash.

7. Maximum Awards: Notwithstanding anything elsewhere in the Plan to the contrary, the maximum amount of any Award that may be payable to a Participant in respect of any single Fiscal Year will be 400% of the Participant’s base rate of salary determined as of the beginning of such Fiscal Year.

8. Conditions Imposed on Payment of Awards: Payment of each Award to a Participant or to the Participant’s beneficiary shall be subject to the following provisions and conditions:

(a) Rights to Awards. No Participant or any person claiming under or through the Participant shall have any right or interest, whether vested or otherwise, in the Plan or in any Award thereunder, contingent or otherwise, unless and until all of the terms, conditions and provisions of the Plan and the Regulations that affect that Participant or such other person shall have been complied with. Nothing contained in the Plan or in the Regulations shall require the Company to segregate or earmark any cash, shares, stock, or other property. Neither the adoption of the Plan nor its operation shall in any way affect the rights and power of the Company or any of its Subsidiaries or Affiliates to dismiss and/or discharge any employee at any time.

(b) Assignment or Pledge of Rights of Participant. No rights under the Plan, contingent or otherwise, shall be assignable or subject to any encumbrance, pledge or charge of any nature, except that a Participant may designate a beneficiary pursuant to the provisions of Section 9.

(c) Right to Payment. No absolute right to any Award shall be considered as having accrued to any Participant prior to the Final Payment Date. No Participant shall have any enforceable right to receive any Award made with respect to a Fiscal Year or to retain any payment made with respect thereto if, for any reason (death included), the Participant, during such entire Fiscal Year, has not performed his or her duties to the satisfaction of the Company.

9. Designation of Beneficiary: A Participant may name a beneficiary to receive any payment to which the Participant may be entitled under the Plan in the event of the Participant’s death, on a form approved by the Committee. A Participant may change his or her beneficiary from time to time in the same manner.

If no designated beneficiary is living on the date on which any payment becomes payable to a Participant’s beneficiary, the payment will be payable to the Participant’s estate.

10. [Reserved]

11. Miscellaneous:

(a) Acceptance by Participant. By accepting any benefits under the Plan, each Participant and each person claiming under or through him shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken or made to be taken or made under the Plan by the Company, the Board and the Committee.

(b) Conclusive Actions. Any action taken or decision made by the Company, the Board or the Committee arising out of or in connection with the construction, administration, interpretation or effect of the Plan or of the Regulations shall lie within its absolute discretion, as the case may be, and shall be conclusive and binding upon all Participants and all persons claiming under or through any Participant.

(c) No Liability. No member of the Board or the Committee shall be liable for any action or failure to act, or any action or failure to act of any other member, or of any officer, agent or employee of the Company, as the case may be, except for his or her own actions or inactions done in bad faith. The fact that a member of the Board or the Committee shall have previously been or subsequently thereafter may be a Participant in the Plan shall not disqualify such a person from voting at any time as a director with regard to any matter concerning the Awards, or in favor of or against any amendment or alteration of the Plan, provided that the amendment or alteration shall be of general application.

(d) Reliance on Third Parties. The Board and the Committee may rely upon any information supplied to them by any officer of the Company or any of its Subsidiaries or Affiliates and may rely upon the advice of counsel in connection with the administration of the Plan and shall be fully protected in relying upon information or advice.

(e) Grounds for Recovery. After the certification of attainment of the specific targets for performance measures as described in subparagraph 6(a)(i) above, no adjustments will be made to reflect any subsequent change in accounting, the effect of federal, state or municipal taxes later assessed or determined, or otherwise. Notwithstanding the foregoing, the Company reserves the right to and, in appropriate cases, will, seek recovery of all or any portion of Award if:

(i) The amount of the Award was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement of all or a portion of the Company’s financial statements;

(ii) The Participant engaged in intentional misconduct that caused or partially caused the need for such a restatement; and

(iii) The amount of the Award that would have been awarded to the Participant had the financial results been properly reported would have been lower than the amount actually awarded.

This subsection is not intended to limit the Company’s power to take such other actions as it deems necessary to remedy the misconduct, prevent its recurrence and, if appropriate, based on all relevant facts and circumstances, punish the wrongdoer in a manner it deems appropriate.

(f) Other Bases for Forfeiture, Recovery or Other Actions. Awards and any compensation or benefits associated therewith shall be subject to repayment or forfeiture as may be required to comply with (i) any applicable listing standards of a national securities exchange adopted in accordance with Section 10D of the Exchange Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder; (ii) similar rules under the laws of any other jurisdiction; and (iii) any policies adopted by the Company to implement such requirements, all to the extent determined by the Company in its discretion to be applicable to a Participant. Any agreement evidencing an Award may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

12. Adoption, Amendment, Suspension and Termination of the Plan:

(a) Effective Time. The Plan is effective as of January 1, 2022.

(b) Termination and Amendment. Subject to the limitations set forth in subparagraph (c) below, the Board or its designee may at any time suspend or terminate the Plan and may amend it from time to time in such respects as the Board or its designee may deem advisable, subject to any requirements for stockholder approval imposed by applicable law, including the Section 409A Standards, to the extent applicable.

(c) Rights of Participants. No amendment, suspension or termination of the Plan shall, without the consent of the person affected thereby, materially, adversely alter or impair any rights or obligations under any Award previously awarded under the Plan.

13. Compliance with Section 409A Standards: It is intended that this Plan and all Awards hereunder comply with the applicable Section 409A Standards and will be construed accordingly. In construing or interpreting any vague or ambiguous Plan provision, the interpretation that will prevail is the interpretation that will cause the Plan to comply with the applicable Section 409A Standards. To the extent that any terms of the Plan or an Award would subject any Participant to gross income inclusion, interest, or additional tax pursuant to Code Section 409A, those terms are to that extent superseded by the applicable Section 409A Standards.

14. Governing Laws: The validity, interpretation and effect of the Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of the State of Colorado, other than the choice of law rules thereof.

[End of Plan document.]